Exhibit 99.1

lululemon athletica inc. Updates Revenue and Earnings Expectations for the Fourth Quarter Ahead of the ICR Conference

Vancouver, British Columbia – January 10, 2022 – lululemon athletica inc. (NASDAQ:LULU) today announced that, for the fourth quarter of fiscal 2021, it now expects the company’s net revenue to be toward the low end of its range of $2.125 billion to $2.165 billion, and that it expects diluted earnings per share and adjusted diluted earnings per share to be toward the low end of its ranges of $3.24 to $3.31 and $3.25 to $3.32, respectively.
Calvin McDonald, Chief Executive Officer, commented: “We are closing out a strong 2021 in the coming weeks, and we’re pleased with how lululemon has delivered over the course of the year. We started the holiday season in a strong position but have since experienced several consequences of the Omicron variant, including increased capacity constraints, more limited staff availability, and reduced operating hours in certain locations. I am proud of how our teams continue to deliver for our guests, and we are excited about what the future holds for lululemon.”
Members of the management team will be meeting virtually with analysts and investors at the ICR Conference on January 10-12, 2022.
Please refer to section below entitled “Non-GAAP Financial Measures.”
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a healthy lifestyle inspired athletic apparel company for yoga, running, training, and most other sweaty pursuits, creating transformational products and experiences which enable people to live a life they love. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to the Company's business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include the Company's guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the Company's ability to maintain the value and reputation of its brand; the current COVID-19 coronavirus pandemic and related government, private sector, and individual consumer responsive actions; its highly competitive market and increasing competition; increasing costs and decreasing selling prices; its ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; the acceptability of its products to guests; its ability to accurately forecast guest demand for its products; changes in consumer shopping preferences and shifts in distribution channels; its ability to expand in light of its limited operating experience and limited brand recognition in new international markets and new product categories; its ability to realize the potential benefits and synergies sought with the acquisition of MIRROR; its ability to manage its growth and the increased complexity of its business effectively; its ability to successfully open new store locations in a timely manner; seasonality; disruptions of its supply chain; its reliance on and limited control over third-party suppliers to provide fabrics for and to produce its products; suppliers or manufacturers not complying with its Vendor Code of Ethics or applicable laws; its ability to deliver its products to the market and to meet guest expectations if it has problems with its distribution system; increasing labor costs and other factors associated with the production of its products in South Asia and South East Asia; its ability to safeguard against security breaches with respect to its information technology systems; its compliance with privacy and data protection laws; any material disruption of its information systems; its ability to have technology-based systems function effectively and grow its e-commerce business globally; climate change, and related legislative and regulatory responses; increased scrutiny regarding its environmental, social, and governance, or sustainability responsibilities; an economic recession, depression, or downturn or economic uncertainty in its key markets; global economic and political conditions and global events such as health pandemics; its ability to source and sell its merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; changes in tax laws or unanticipated tax liabilities; its ability to comply with trade and other regulations; fluctuations in foreign currency exchange rates; imitation by its competitors; its ability to protect its intellectual property rights; conflicting trademarks and the prevention of sale of certain products; its exposure to various types of litigation; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, its most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Non-GAAP Financial Measures
The adjusted earnings per share expectation continues to exclude certain integration and acquisition-related compensation costs incurred in connection with the acquisition of MIRROR, and the related tax effects. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
The following table reconciles expected adjusted diluted earnings per share with the most directly comparable measure calculated in accordance with GAAP.

Fourth Quarter Fiscal 2021
Expected diluted earnings per share range	$3.24 to $3.31
MIRROR integration and acquisition-related costs, net of tax	$0.01
Expected adjusted earnings per share range (non-GAAP)	$3.25 to $3.32

Contacts
Investors:
lululemon athletica inc.
Howard Tubin
1-604-732-6124
or
ICR, Inc.
Joseph Teklits/Caitlin Churchill
1-203-682-8200

Media:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124
or
Brunswick Group
Eleanor French
1-415-671-7676
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